        Exhibit 10.38
EXECUTION VERSION

Guaranty and
Suretyship Agreement

THIS GUARANTY AND SURETYSHIP AGREEMENT (this “Guaranty”) is made and entered into as of this 28th day of October, 2024, by EVERCORE LP and EVERCORE GROUP HOLDINGS L.P. (each a “Guarantor” and collectively, the “Guarantors”), with an address at 55 East 52nd Street, New York, NY 10055, in consideration of the extension of credit by PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, PA 15222, to EVERCORE PARTNERS SERVICES EAST L.L.C. (the “Borrower”), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.
1.Guaranteed Obligations.
(a)Each Guarantor hereby unconditionally guarantees, as a primary obligor, and becomes surety for (i) the prompt payment and performance of the Obligations and (ii) the prompt payment of all costs and expenses of the Bank (including reasonable attorneys’ fees and expenses) incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with the Obligations (collectively, the “Guaranteed Obligations”). As used herein, “Obligations” means all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty or other instrument, (ii) arising under any agreement, instrument or document, (iii) for the payment of money, (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, (v) under any interest rate, commodity or currency swap, future, option or other interest rate protection or similar transaction or agreement, (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner, (vii) arising out of overdrafts on deposit or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Bank to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Bank’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements, or (viii) arising from any amendments, extensions, renewals and increases of or to any of the foregoing.
(b)Notwithstanding anything to the contrary contained herein, the definition of “Obligations” shall specifically exclude any and all Excluded Swap Obligations. The foregoing limitation of the definition of Obligations shall only be deemed applicable to the obligations of a Guarantor under the particular Swap (or Swaps), or, if arising under a master agreement governing more than one Swap, the portion thereof, that constitute Excluded Swap Obligations. As used herein, (i) “Excluded Swap Obligations” means, with respect to each Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap if, and to the extent that, all or any portion of this Guaranty that relates to the obligations under such Swap is or becomes illegal as to such Guarantor under the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute (the “CEA”), or any rule, regulation, or order of the Commodity Futures Trading Commission (the “CFTC”), by virtue of such Guarantor’s failure for any reason to qualify as an “eligible contract participant” (as defined in the CEA and regulations promulgated thereunder) on the Eligibility Date for such Swap; (ii) “Eligibility Date” means the date on which this Guaranty becomes effective with respect to the particular Swap (for the avoidance of doubt, the Eligibility Date shall be the date of the execution of the particular Swap if this Guaranty is then in effect, and otherwise it shall be the date of execution and delivery of this Guaranty); and (iii) “Swap” means any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder between the Borrower and the Bank, other than (A) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (B) a commodity option entered into pursuant to CFTC Regulation 32.3(a).
(c)If the Borrower defaults under any Obligations, the Guarantors will pay the Guaranteed Obligations due to the Bank.
2.Nature of Guaranty; Waivers. This is a guaranty of payment and performance, and not merely of collection and the Bank shall not be required or obligated, as a condition of the Guarantors’ liability, to make any demand upon or to pursue any of its rights against the Borrower, or to pursue any rights which may be available to it with respect to any other person who may be liable for the payment of the Obligations.
This is an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until all of the Obligations (other than contingent indemnification obligations for which no claim has been made) have been indefeasibly paid in full, and the Bank has terminated this Guaranty. This Guaranty will remain in full force and effect even if there is no principal balance outstanding under the Obligations at a particular time or from time to time. This Guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by the Bank of any other party, or any other guaranty or any security held by it for any of the Obligations, by any failure of the Bank to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to any security or other collateral for any of the Obligations or any guaranty, or by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or other guaranty thereof. The Guarantors’ obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off, recoupment, deduction or defense based upon any claim either Guarantor may have (directly or indirectly) against the Borrower or the Bank, except payment or performance of the Obligations.
Notice of acceptance of this Guaranty, notice of extensions of credit to the Borrower from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, and any defense based upon the Bank’s failure to comply with the notice requirements under Sections 9-611 and 9-612 of the Uniform Commercial Code as in effect from time to time are hereby waived. The Guarantors waive all defenses based on suretyship or impairment of collateral.
The Bank at any time and from time to time, without notice to or the consent of the Guarantors, and without impairing or releasing, discharging or modifying the Guarantors’ liabilities hereunder, may (a) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guaranties, or any security for any Obligations or guaranties; (c) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Borrower in such order, manner and amount as the Bank may determine in its sole discretion; (d) settle, compromise or deal with any other person, including the Borrower or either Guarantor, with respect to any Obligations in such manner as the Bank deems appropriate in its sole discretion; (e) substitute, exchange or release any security or guaranty; or (f) take such actions and exercise such remedies hereunder as provided herein.
3.Repayments or Recovery from the Bank. If any demand is made at any time upon the Bank for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Bank repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Guarantors will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by the Bank. The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by the Guarantors in reliance upon such payment, and any such contrary action so taken will be without prejudice to the Bank’s rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.

4.[Reserved].
5.Enforceability of Obligations. No modification, limitation or discharge of the Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge the Guarantors’ liability in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against the Guarantors to the same extent and with the same force and effect as if any such proceeding had not been instituted. Each Guarantor waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the liability of the Borrower that may result from any such proceeding.
6.Events of Default. The occurrence of any of the following shall be an “Event of Default”: (i) any Event of Default (as defined in any of the Loan Documents), including, without limitation, any “Event of Default” as defined in (x) the Loan Agreement and/or (y) the Note; (ii)  the Borrower’s, Evercore, Inc.’s or any Guarantor’s failure to observe or perform any covenant or other agreement, under or contained in the Loan Agreement, the Note, this Guaranty or any other document now or in the future evidencing or securing any monetary debt or obligation of the Borrower, Evercore, Inc. or any Guarantor to the Bank in an aggregate principal amount in excess of $500,000 (other than those set forth in clause (i) above) and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (a) written notice to the Borrower from the Bank and (b) a Responsible Officer of the Borrower or any Guarantor becoming aware of such failure, provided, however, that the thirty (30) day cure period contained in this clause (ii) shall not be deemed to apply if the Borrower or such Guarantor commits more than two (2) such breaches within any twelve (12) calendar month period; (iii) any warranty, representation or statement made by a Guarantor herein or furnished to the Bank by or on behalf of a Guarantor pursuant to any Loan Document or any other documents now or in the future evidencing or securing any monetary debt or obligation of the Borrower or any Guarantor to the Bank in an aggregate principal amount in excess of $500,000 is false, erroneous or misleading in any material respect (or, in the case of any such representation or warranty qualified as to materiality, in any respect) on and as of the date made or furnished; or (iv) the termination or attempted termination of this Guaranty by either Guarantor (other than in accordance with the terms hereof). Upon the occurrence of any Event of Default, (a) the Guarantors shall pay to the Bank the amount of the Guaranteed Obligations; or (b) on demand of the Bank, the Guarantors shall immediately deposit with the Bank, in U.S. dollars, all amounts due or to become due under the Guaranteed Obligations, and the Bank may at any time use such funds to repay the Obligations; or (c) the Bank in its discretion may exercise with respect to any collateral any one or more of the rights and remedies provided a secured party under the applicable version of the Uniform Commercial Code; or (d) the Bank in its discretion may exercise from time to time any other rights and remedies available to it at law, in equity or otherwise. As used herein, (i) “Loan Agreement” shall mean the Loan Agreement, dated as of the date hereof, between the Borrower and the Bank, as amended, supplemented, restated or otherwise modified from time to time; (ii) “Note” shall mean the Revolving Line of Credit Note, dated the date hereof, in the original principal amount of $85,000,000, as amended, supplemented, restated, or otherwise modified from time to time, and (iii) “Loan Document” and “Responsible Officer” shall have the meanings assigned to such terms in the Loan Agreement.
7.Right of Setoff. In addition to all liens upon and rights of setoff against the Guarantors’ money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Guarantors’ obligations to the Bank under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and each Guarantor hereby grants to the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank all of such Guarantor’s right, title and interest in and to, all of such Guarantor’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Guarantors. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.
8.[Reserved].
9.Costs. To the extent that the Bank incurs any costs or expenses in protecting or enforcing its rights under the Obligations or this Guaranty, including reasonable attorneys’ fees and the costs and expenses of litigation, such costs and expenses will be due on demand, will be included in the Guaranteed Obligations and will bear interest from the incurring or payment thereof at the Default Rate (as defined in any of the Obligations).
10.Postponement of Subrogation. Until the Obligations are paid in full (other than contingent indemnification obligations for which no claim has been made), each Guarantor postpones and subordinates in favor of the Bank or its designee (and any assignee or potential assignee) any and all rights which such Guarantor may have to (a) assert any claim whatsoever against the Borrower based on subrogation, exoneration, reimbursement, or indemnity or any right of recourse to security for the Obligations with respect to payments made hereunder, and (b) any realization on any property of the Borrower, including participation in any marshalling of the Borrower’s assets.
11.Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as otherwise provided in this Guaranty) and will be effective upon receipt. Notices may be given in any manner to which the Bank and the Guarantors may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, postage prepaid, electronic, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the Bank and the Guarantors agree that Notices may be sent electronically to any electronic address provide by another party to the other from time to time. Regardless of the manner in which provided, Notices may be sent to addresses for the Bank and the Guarantors as set forth above or to such other address as either may give to the other for such purpose in accordance with this section.
12.Preservation of Rights. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. The Bank may proceed in any order against the Borrower, the Guarantors or any other obligor of, or any collateral securing, the Obligations.
13.Illegality. If any provision contained in this Guaranty should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Guaranty.
14.Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Guarantors from, any provision of this Guaranty will be effective unless made in a writing signed by the Bank and the Guarantors, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Guaranty for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Guarantors (which notice may be given by electronic mail). No notice to or demand on the Guarantors will entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstance.
15.Entire Agreement. This Guaranty (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Guarantors and the Bank with respect to the subject matter hereof; provided, however, that this Guaranty is in addition to, and not in substitution for, any other guarantees from either Guarantor to the Bank.

16.Successors and Assigns. This Guaranty will be binding upon and inure to the benefit of the Guarantors and the Bank and their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that the Guarantors may not assign this Guaranty in whole or in part without the Bank’s prior written consent and the Bank at any time may assign this Guaranty in whole or in part in connection with any assignment permitted under any Loan Agreement.
17.Interpretation. In this Guaranty, unless the Bank and the Guarantors otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and references to sections or exhibits are to those of this Guaranty. Section headings in this Guaranty are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose. If this Guaranty is executed by more than one party as Guarantor, the obligations of such persons or entities will be joint and several.
18.Anti-Corruption Laws and International Trade Laws; Anti-Money Laundering Laws; Certain Definitions.
18.1    Representations and Warranties. The Guarantor hereby makes the following representations and warranties, which shall be continuing in nature and remain in full force and effect until the Guaranteed Obligations are paid in full:

(i)    The Guarantor, and its directors and officers, and to the knowledge of the Borrower, any employee or agent acting on behalf of the Guarantor: (a) is not a Sanctioned Person; (b) does not do any business in or with, or derive any of its operating income from direct or indirect investments in or transactions involving, any Sanctioned Jurisdiction or Sanctioned Person; and (c) is not in violation of, and has not, during the past five (5) years, directly or indirectly, taken any act that could cause the Guarantor to be in violation of, applicable International Trade Laws or Anti-Corruption Laws.

(ii)    There is no Blocked Property pledged by the Guarantor as Collateral.

18.2    Affirmative Covenants.  The Guarantor agrees that until all Guaranteed Obligations have been paid in full and any commitments of the Bank to the Borrower have been terminated, the Guarantor shall (a)promptly notify the Bank in writing upon the occurrence of a Reportable Compliance Event; (b)promptly provide substitute Collateral to the Bank if, at any time, any Collateral pledged by the Guarantor becomes Blocked Property; and (c) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws and maintain in effect policies and procedures reasonably designed to ensure compliance with all applicable Anti-Corruption Laws, Anti-Money Laundering Laws and International Trade Laws by the Guarantor, and its directors and officers, and any employee in connection with the Guaranteed Obligations.

18.3    Negative Covenants. The Guarantor covenants and agrees that until all Guaranteed Obligations have been paid in full and any commitments of the Bank to the Borrower have been terminated, the Guarantor will not, without the Bank’s prior written consent, (I) do any of the following, nor permit any of its directors or officers or employees acting on behalf of the Guarantor in connection with the Guaranteed Obligations, nor such Guarantor’s subsidiaries to (a) become a Sanctioned Person; (b) directly or indirectly provide, use, or make available the proceeds of any loan or advance from the Bank (i) to fund any activities or business of, with, or for the benefit of any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (ii) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, (iii) in any manner that could result in a violation by any Person (including the Bank) of Anti-Corruption Laws, Anti-Money Laundering Laws or International Trade Laws or (iv) in violation of any applicable Law, including, without limitation, any applicable Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (c) pay any Guaranteed Obligations with Blocked Property or funds derived from any unlawful activity; or (d) permit any

Collateral pledged by the Guarantor to become Blocked Property; nor (II) directly or indirectly provide, use, or make available the proceeds of any loan or advance from the Bank to any subsidiary of the Guarantor that is not party to the loan agreement governing such loan or advance.

18.4    Certain Definitions. As used herein:

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (b) the U.K. Bribery Act 2010, as amended, and (c) any other applicable Law relating to anti-bribery or anti-corruption in any jurisdiction in which any Loan Party is located or doing business.

“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017, as amended and the Terrorist Asset-Freezing etc. Act 2010; and (c) any other applicable Law relating to anti-money laundering and countering the financing of terrorism in any jurisdiction in which any Loan Party is located or doing business.

“Blocked Property” means any property (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise could cause any violation by the Bank of any applicable International Trade Law if the Bank were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.

“Collateral” means any collateral securing any debt, liabilities, or other obligations of any Loan Party to the Bank.

“Compliance Authority” means (a) the United States government or any agency or political subdivision thereof, including, without limitation, the U.S. Department of State, the U.S. Department of the Treasury and its Office of Foreign Assets Control, and the U.S. Customs and Border Protection agency; (b) the government of Canada or any agency thereof; (c) the European Union or any agency thereof; (d) the government of the United Kingdom or any agency thereof; and (e) the United Nations Security Council.

“Covered Entity” means (a) the Borrower and each of the Borrower’s subsidiaries; (b) each Guarantor and any pledgor of Collateral; and (c) each Person that directly or indirectly controls a Person described in clause (a) or (b) above.

“International Trade Laws” means all Laws relating to economic and financial sanctions, trade embargoes, export controls, customs, and anti-boycott measures.

“Law” means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award, or any settlement arrangement, by agreement, consent or otherwise, of any Official Body, foreign or domestic.

“Loan Parties” means the Borrower and any Guarantors.

“Official Body” means the government of the United States of America or of any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Official Body, or other entity.

“Reportable Compliance Event” as used herein means (1) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, by, or enters into a settlement with an Official Body in connection with any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law, or any predicate crime to any Anti-Corruption Law, Anti-Money Laundering Law or International Trade Law; (2) any Covered Entity engages in a transaction that has caused or would cause the Bank to be in violation of any International Trade Law or Anti-Corruption Law, including a Covered Entity’s use of any proceeds of the Obligations guaranteed hereunder to directly or indirectly fund any activities or business of, with or for the benefit of any Sanctioned Person, or to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction; (3) any Collateral qualifies as Blocked Property, or (4) any Covered Entity otherwise violates, or reasonably believes it will violate, any of the International Trade Law- or Anti-Corruption Law-specific representations and covenants herein.

“Sanctioned Jurisdiction” means, at any time, a country, area, territory, or jurisdiction that is the subject or target of comprehensive U.S. sanctions (at the time of this Agreement, the Crimea, Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means any Person (a) located in, organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related list maintained by any Compliance Authority; or (c) owned 50% or more, in the aggregate, directly or indirectly, by or controlled by one or more Persons described in clauses (a) or (b) above.
19.Indemnity. The Guarantors agree to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of either Guarantor), in connection with or arising out of or relating to the matters referred to in this Guaranty, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Guarantor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Guaranty and assignment of any rights hereunder. The Guarantors may participate at their expense in the defense of any such action or claim.
20.Governing Law and Jurisdiction. This Guaranty has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. THIS GUARANTY WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE GUARANTORS DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION THE ELECTRONIC TRANSACTIONS ACT (OR EQUIVALENT) IN SUCH

STATE (OR, TO THE EXTENT CONTROLLING, THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING WITHOUT LIMITATION THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT). Each Guarantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the Southern District of New York; provided that nothing contained in this Guaranty will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against either Guarantor individually, against any security or against any property of either Guarantor within any other county, state or other foreign or domestic jurisdiction. Each Guarantor and the Bank agrees that the venue provided above is the most convenient forum for both the Bank and the Guarantors. Each Guarantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Guaranty.
21.Counterparts; Electronic Signatures and Records. This Guaranty may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Notwithstanding any other provision herein, each Guarantor agrees that this Guaranty, any amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this section may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.
22.Representation by Counsel. Each Guarantor hereby represents that it has been represented by competent counsel of its choice, or has knowingly waived its right to use and retain counsel, in the negotiation and execution of this Guaranty; that it has read and fully understood the terms hereof; that such Guarantor and any counsel retained by it has been afforded an opportunity to review, negotiate and modify the terms of this Guaranty; and that such Guarantor intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Guaranty.

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23.Waiver of Jury Trial. EACH GUARANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT SUCH GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS GUARANTY, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. EACH GUARANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.
    The Guarantor acknowledges that it has read and understands all the provisions of this Guaranty, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.
WITNESS the due execution hereof, as of the date first written above, with the intent to be legally bound hereby.

EVERCORE LP By: /s/ Timothy LaLonde Name: Timothy LaLonde Title: Chief Financial Officer
EVERCORE GROUP HOLDINGS L.P. By: /s/ Timothy LaLonde Name: Timothy LaLonde Title: Authorized Signatory